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                                                                     EXHIBIT 4.1

                           SPEEDWAY MOTORSPORTS, INC.
                             1994 STOCK OPTION PLAN
                              AMENDED AND RESTATED
                                   MAY 5, 1998


        1. Purposes of Plan. The purpose of the Plan which shall be known as the Speedway Motorsports, Inc. 1994 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Speedway Motorsports, Inc. (the "Company") and its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), each of which is referred to herein as a "Subsidiary") by encouraging their ownership of the common stock, $0.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends, and attracting other such employees, directors, consultants and other individuals.

        2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions, as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees and their legal representatives and beneficiaries. Notwithstanding the foregoing, in the event that there is no Compensation Committee, then the powers to be exercised by the Compensation Committee hereunder shall be exercised by the Board of Directors.

        The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than two of its members. No member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

        3. Stock Available for Options. There shall be available for options under the Plan a total of 3,000,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise or which have been

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tendered as payment upon exercise of other options pursuant to Section 5(c), shall be available for further option grants hereunder.

        4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to directors, consultants and other individuals providing services to the Company or any Subsidiary. Options may be granted to eligible employees whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting employees for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the
Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Subsidiary.

        5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

                (a) Option Price. The price at which each share of Stock covered by an incentive option granted under the Plan may be purchased shall not be less than the market value per share of Stock on the date of grant of the option. In the case of any option intended to be an incentive stock option granted to an individual owning (directly or by attribution as provided in Section 424(d) of the Code), on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (which individual shall hereinafter be referred to as a "10% Stockholder"), the price at which each share of Stock covered by the option may be purchased shall not be less than 110% of the market value per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option. The price at which each share of Stock covered by an option granted under the Plan (but not as an incentive option) may be purchased shall be the price determined by the Committee, in its absolute discretion, to be suitable to attain the purposes of this Plan.

                (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of an option intended to be an incentive stock option granted to a 10% Stockholder, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

                (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order

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        of the Company in the full amount of the purchase price therefor;
        provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock, or in nonstatutory options granted under the Plan (provided, however, that the purchase price of Stock acquired under an incentive stock option may not be paid in options), in either case owned by the Optionee and having a market value on the date of exercise not less than the aggregate purchase price, or in any combination of cash, Stock and such options. For purposes of this Section 5(c), the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sales take place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under
        Section 2031 of the Code, or by any other appropriate method selected by the Committee. For purposes of this Section 5(c), the market value of an option granted under the Plan shall be the market value of the underlying Stock, determined as aforesaid, less the exercise price of the option. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

                (d) Effect of Termination of Employment.

                    (i) An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary for any reason other than the Optionee's death, Disability or Involuntary Termination Without Cause. Any cessation of employment, for purposes of incentive stock options only, shall include any leave of absence in excess of 90 days unless the Optionee's reemployment rights are guaranteed by law or by contract. "Cause" shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Company, or
                (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board of Directors. "Disability" shall mean the inability or failure of a person to perform those duties for the Company traditionally assigned to and performed by such person because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of disability shall be determined by the Committee, which may consider such

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                evidence as it considers desirable under the circumstances, the determination of which shall be final and binding upon all parties. "Involuntary Termination Without Cause" shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to Cause; or (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company, or by the Board, for any reason other than for Cause.

                    (ii) During the three months after the date of the Optionee's Involuntary Termination Without Cause, the Optionee shall have the right to exercise the Options granted under the Plan, but only to the extent the Option was exercisable on the date of the cessation of the Optionee's employment.

                    (iii) During the twelve months after Termination of the
                Optionee's employment with the Company as a result of the Optionee's Disability, the Optionee shall have the right to exercise the Options granted under the Plan, but only to the extent the Option was exercisable on the date of the cessation of the Optionee's employment.

                    (iv) In the event of the death of the Optionee while employed or, in the event of the death of the Optionee after cessation of employment described in subparagraph (ii) or (iii), above, but within the three-month or twelve-month period described in subparagraph (ii) or (iii), above, upon the expiration of twelve months following the Optionee's death. During such extended period, the Option may be exercised by the person or persons to whom the deceased Optionee's rights under the Option Agreement shall pass by will or by the laws of descent or distribution, but only to the extent the Option was exercisable on the date of the cessation of the Optionee's employment, but only as to any shares exercisable on the date of the Optionee's employment so terminates. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

                In no event shall any option be exercisable beyond the applicable exercise period provided in Section 5(b) of the Plan. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company to terminate his employment at any time.

                (e) Nontransferability of Options. During the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him. No option shall be transferable

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        other than by will or the laws of descent and distribution.

                (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company,
        (i) except as provided in clause (ii) below, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by outstanding options, or in the option price per share, or both, and (ii) the Board of Directors of the Company shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by outstanding options, or in the option price per share, or both, with respect to options held by directors of the Company.

                (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b) and 5(d).

                (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

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                (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

                (j) Reload Options. If upon the exercise of an option granted under the Plan (the "Original Option") the Optionee pays the purchase price for the Original Option pursuant to Section 5(c) in whole or in part in shares of Stock owned by the Optionee for at least six months, the Company shall grant to the Optionee on the date of such exercise an additional option under the Plan (the "Reload Option") to purchase that number of shares of Stock equal to the number of shares of Stock so held for at least six months transferred to the Company in payment of the purchase price in the exercise of the Original Option. The price at which each share of Stock covered by the Reload Option may be purchased shall be the market value per share of Stock (as specified in Section 5(c)) on the date of exercise of the Original Option. The Reload Option shall not be exercisable until one year after the date the Reload Option is granted or after the expiration date of the Original Option. Upon the payment of the purchase price for a Reload Option granted hereunder in whole or in part in shares of Stock held for more than six months pursuant to Section 5(c), the Optionee is entitled to receive a further Reload Option in accordance with this Section 5(j). Shares of Stock covered by a Reload Option shall not reduce the number of shares of Stock available under the Plan pursuant to Section 3.

        6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of
Section 422 of the Code, provided, however, that (a) the aggregate market value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code and (b) Section 5(d)(ii) hereof shall not apply to any incentive stock option.

         7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, December 21, 2004; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan or the term of any option outstanding under the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under the Plan, (ii) change the minimum option price, (iii) extend the period during which options may be granted or exercised or, (iv) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. No termination or amendment of the Plan or any option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

        8. Effectiveness of Plan. The Plan will not be made effective unless approved before December 21, 1995 by a majority of the votes cast thereon by the stockholders of the

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Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders, and no option granted hereunder shall be exercisable prior to such approval.

        9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

        10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

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              STATUTORY INCENTIVE STOCK OPTION AGREEMENT AND GRANT
                                   PURSUANT TO
                SPEEDWAY MOTORSPORTS, INC. 1994 STOCK OPTION PLAN

         This Statutory Incentive Stock Option Agreement and grant is entered into as of this _____ day of between Speedway Motorsports, Inc., a Delaware corporation (the "Company"), and _______________, (the "Optionee").

         WHEREAS, the Company and its stockholders have approved the Speedway Motorsports, Inc. 1994 Stock Option Plan (the "Plan") pursuant to which the Company may from time to time, make awards of Options (as defined below) and enter into Statutory Incentive Stock Option Agreements within eligible employees of the Company or of any Subsidiary (as defined below);

         WHEREAS, pursuant to the Plan, the Company has determined to grant to the Optionee an Option to purchase Common Stock (as defined below) of the Company, which Option shall be subject to the terms and conditions of this Statutory Incentive Stock Option Agreement and Grant;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. Definitions.

            For the purposes of this Statutory Incentive Stock Option Agreement and Grant, the following terms shall have the meanings indicated:

            (a) "Act" shall mean the Securities Act of 1933, as amended.

            (b) "Board" shall mean the Board of Directors of the Company

            (c) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Company, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board of Directors.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor revenue laws of the United States.

            (e) "Committee" shall mean the compensation Committee of the Board or such other committee of the members of the Board as is designated by the Board to administer the Plan.

            (f) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

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           (g) "Disability" shall mean the inability or failure of a person to perform those duties for the Company traditionally assigned to and performed by such person for a period greater than 90 days because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of the disability shall be determined by the Committee, which may consider such evidence as it considered desirable under the circumstances, the determination of which shall be final and binding upon all parties.

           (h) "Exercise Date" shall mean the business day, during the Option Period, upon which the Optionee delivers to the Company the written notice and consideration contemplated by Section 5(c) of the Plan.

           (i) "Fair Market Value" shall mean, with respect to the Common Stock on any day, its market value determined as provided in Section 5(c) of the Plan.

           (j) "Involuntary Termination Without Cause" shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to Cause; or (ii) the dismissal of, or the request for resignation of, a person, by duly constituted corporate officer of the Company, or by the Board, for any reason other than for Cause.

           (k) "Notice" shall have the meaning indicated in paragraph 3 below.

           (l) "Option" shall mean the option to purchase shares of Common Stock granted to the Optionee pursuant to this Option Agreement.

           (m) "Option Agreement" shall mean this Statutory Incentive Stock Option Agreement and Grant between the Company and the Optionee by which the Option is granted to the Optionee pursuant to the Plan.

           (n) "Option Period" shall mean the period commencing on the date that is six months after the date of this Option Agreement and ending at the close of business ten years from the date hereof or such earlier date as when this Option Agreement may be terminated by its terms.

           (o) "Option Shares" shall mean the shares of Common Stock purchased upon exercise of the Option.

           (p) "Optionee" shall mean the individual executing this Option Agreement and, as applicable, the estate, personal representatives or beneficiary to whom this Option may be transferred pursuant to this Option Agreement by will, by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code.

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           (q) "Plan" shall mean the Speedway Motorsports, Inc. 1994 Stock
Option Plan and any amendments thereto.

           (r) "Retirement" shall mean, with respect to the Optionee, retirement from the Company in accordance with the Company's retirement policy as may be in effect from time to time.

           (s) "Subsidiary" shall mean any subsidiary corporation of Speedway Motorsports, Inc. as defined in Sections 424(f) and 424(g) of the Code.

           (t) "Termination" shall mean the cessation, for any reason, of the employer-employee relationship between the Company and the Optionee.

           (u) "Total Option Price" shall mean the consideration payable to the Company by the Optionee upon exercise of the Option pursuant to Section 5(c) of the Plan.

        2. Grant of Option. Effective upon the date hereof, and subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the Option to purchase from the Company, at an exercise price of $ __________ per share (the per share Fair Market Value of the Common Stock on the date hereof), up to but not exceeding in the aggregate of __________ shares of Common Stock.

        3. Exercise of Option. The Option granted in paragraph 2 above may be exercised as follows:

           (a) The Option shall be exercisable at any time and from time to time during the Option Period. The Option shall terminate on the expiration of the Option Period, if not earlier terminated; provided that, in the event of the Optionee's Retirement, the Committee in its sole and absolute discretion may accelerate the Exercise Date, which acceleration may, in the sole discretion of the Committee.

           (b) No less than 100 shares of Common Stock may be purchased on any Exercise Date unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.

           (c) If at any time and for any reason the Option covers a fraction of a share, then, upon exercise of the Option, the Optionee shall receive the Fair Market Value of such fractional share in cash.

           (d) The option shall be exercised by the Optionee in accordance with the terms and conditions of Section 5(c) of the Plan.

           (e) Within 15 days after the Exercise Date, subject to the receipt of payment of the Total Option Price and of any payment in cash of federal, state or local income tax withholding or other employment tax may be due upon the issuance of the Option Shares as determined and computed by the Company pursuant to paragraph 6 below, the Company shall

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

issue to the Optionee the number of shares with respect to which such Option shall be so exercised and shall deliver to the Optionee a certificate or certificates therefor.

           (f) The Option is not transferable by the Optionee otherwise than by will or the laws of descent or distribution. No assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent or distribution, shall vest in the assignee or transferee any interest or right herein whatsoever; but immediately upon any attempt to assign or transfer this Option, except as expressly permitted herein, the same shall terminate and be of no force or effect.

           (g) The Optionee agrees to maintain the status of the entire Option as an "incentive stock option" as defined under Section 422 of the Code.

        4. Termination. The Option granted hereby shall terminate and be of no force or effect upon and following the occurrence of any of the following events:

           (a) The expiration of the Option Period.

           (b) The Termination of the Optionee's employment for any reason other than the Optionee's death, Disability or Involuntary Termination Without Cause.

           (c) The Expiration of three months after the date of the Optionee's Involuntary Termination Without Cause. During such three-month period, the Optionee shall have the right to exercise the Option hereby granted in accordance with the terms of this Option Agreement, but only to the extent the option was exercisable on the date of the Termination of the Optionee's employment.

           (d) The expiration of twelve months after Termination of the Optionee's employment with the Company as a result of the Optionee's Disability. During such twelve-month period, the Optionee shall have the right to exercise the Option hereby granted in accordance with the terms of this Option Agreement, but only to the extent the option was exercisable on the date of the Termination of the Optionee's employment.

           (e) In the event of death of the Optionee while in the employ of the Company upon the expiration of twelve months following the Optionee's death. During such extended period, the Option may be exercised by the person or persons to whom the deceased Optionee's rights under the Option Agreement shall pass by will or by the laws of descent or distribution, but only to the extent the Option was exercisable on the date of the death of the Optionee.

           (f) To the extent set forth in paragraph 7, below, upon the dissolution, liquidation, consolidation or merger of the Company, and, to the extent set forth in subparagraph 3(f), above, upon an attempted assignment or transfer of the Option otherwise than as expressly permitted herein.

           Any determination made by the Committee with respect to any matter referred to in this paragraph 4 shall be final and conclusive on all persons affected thereby.

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

        5. Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares underlying the Option until the day of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price in accordance with the terms and provisions hereof. Subject to paragraph 7, below, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        6. Payment of Withholding Taxes. Upon the Optionee's exercise of his or her Option with respect to any of the Option Shares in accordance with the provisions of paragraph 3, above, the Optionee shall pay to the Company upon exercise of the Option the amount of any federal, state or local income tax withholding or other employment tax that may be due upon such exercise. The determination of the amount of any such federal, state or local tax withholding or other employment tax due in such event shall be made by the Company and shall be binding upon the Optionee.

        7. Recapitalization; Reorganization. The shares underlying this Option are shares of Common Stock as constituted on the date of this Agreement, but if, during the Option Period and prior to the delivery by the Company of all of the shares of Common Stock with respect to which this Option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or some other increase or decrease in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then, (a) in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to the Option shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Option Agreement), and the exercise price per share shall be proportionately reduced , and, (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to this Option shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Option Agreement), and the exercise price per share shall be proportionately increased.

        In the event of a merger of one or more corporations into the Company with respect to which the Company shall be the surviving or resulting corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of this Option to receive (subject to any required action by shareholders), in lieu of the number of shares as to which this Option shall then be so exercised , the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares as to which such Option shall be so exercised; provided, however, that, anything herein contained to the contrary
           --------  -------
notwithstanding , upon the occurrence of any event described in Section 5(g) of the Plan, this Option shall be subject to acceleration as provided in such
Section 5(g).

        In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

        The existence of this Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, dividends, stock dividends, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        8. No Registration Rights. Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Option Shares, any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee, in the opinion of the Company's counsel, to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken. Nothing in this Option Agreement shall be construed to obligate the Company at any time to file or maintain the effectiveness of a registration statement under the Act, or under the securities laws of any state or other jurisdiction, or to take or cause to be taken any action which may be necessary in order to provide an exemption from the registration requirements of the Act under Rule 144 or any other exemption with respect to the Option Shares or otherwise for resale or other transfer by the Optionee (or by the executor or administrator of such Optionee's estate or a person who acquired the Option or any Option Shares or other rights by bequest or inheritance or by reason of the death of the Optionee) as a result of the exercise of an Option granted pursuant to this Option Agreement.

        9. Resolution of Disputes. Any disputes or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or other determination by the Committee under or pursuant to this Option Agreement, and any interpretation by the Committee of the terms of this Option Agreement, shall be final, binding and conclusive on all parties affected thereby.

        10. Compliance with the Act. Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any shares of Common Stock to the Optionee upon exercise of the Option granted hereby unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Act and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or "blue sky" laws.

        11. Miscellaneous.

            (a) Binding on Successors and Representatives. This Option Agreement shall be binding not only upon the parties, but also upon their heirs, executors, administrators, personal representatives, successors, and assigns (including any transfer of a party to this Agreement); and the parties agree, for themselves and their successors, assigns and representatives, to execute any instrument which may be necessary legally to effect the terms and conditions of this Option Agreement.

            (b) Entire Agreement.This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

            (c) Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors and assigns.

            (d) Construction of Terms. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

            (e) Notices. All notices, requests and amendments under this Option Agreement shall be in writing, and notices shall be deemed to have been given when personally delivered or sent prepaid registered mail:

                (i)      if to the Company, at the following address:

                         Speedway Motorsports Inc.
                         5555 Concord Parkway South
                         P.O. Box 600
                         Concord, NC   28026-0600
                         Attention:   Corporate Secretary

                or at such other address a the Company shall designate by notice.

                (ii)     if to the Optionee, to the Optionee's
                         address appearing in the Company's
                         employment records, or at such other address as the Optionee shall designate by notice.

            (f) Governing Law. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina (excluding the principles of conflict of laws thereof.)

            (g) Severability. The invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            (h) An Incentive Stock Option.The Option granted hereunder is intended to be an "Incentive Stock Option" under Section 422 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first written above.

                                   SPEEDWAY MOTORSPORTS INC.



                                   ------------------------------------------
                                   O. Bruton Smith
                                   Chairman and Chief Executive Officer

                                   OPTIONEE:


                                                                       (SEAL)
                                   ------------------------------------

                                   ---------------------------
                                   SS#:
                                       --------------------------------
                                   Address:
                                           ----------------------------

                                   ------------------------------------

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